================================================================================

      As filed with the Securities and Exchange Commission on September 6, 1995
                                                 Registration No.
                                                                  --------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ALPHA MICROSYSTEMS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                                               95-3108178
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

2722 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA                        92704
(Address of principal executive offices)                              (Zip Code)

                               ALPHA MICROSYSTEMS
                         1993 EMPLOYEE STOCK OPTION PLAN
                                       AND
                        1993 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 (714) 957-8500
          (Telephone Number, Including Area Code, of Agent for Service)

            DOUGLAS J. TULLIO, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALPHA MICROSYSTEMS
                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704
                     (Name and Address of Agent For Service)

                                    Copy to :
                             DEBRA DISON HALL, ESQ.
                     ALLEN, MATKINS, LECK, GAMBLE & MALLORY
                      515 SOUTH FIGUEROA STREET, 7TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-3398
                                 (213) 622-5555


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities to be                                    Proposed Maximum           Proposed Maximum      Amount of Registration
      Registered              Amount to be Registered    Offering Price Per Share*  Aggregate Offering Price            Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                      650,000 Shares                 $1.00                     $650,000                   $224.14
(No par value)
====================================================================================================================================

* Based on the market price of Common Stock on August 31, 1995 in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

The Exhibit Index to this Registration Statement is located on pages 7 and 8 of this filing.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:         INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents which have been filed by Alpha Microsystems, a California corporation (the "Corporation"), with the Securities and Exchange Commission ("Commission") are incorporated herein by this reference and made a part hereof:

                1. Annual Report on Form 10-K for the fiscal year ended February 26, 1995.

                2. Quarterly Report on Form 10-Q for the quarterly period ended May 28, 1995.

                3. Description of the Corporation's Common Stock, contained in its Registration Statement on Form 8-A, dated June 24, 1982 filed under Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.         DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Legal matters in connection with the shares of Common Stock of the Corporation subject to issuance pursuant to the Corporation's 1993 Employee Stock Option Plan and 1993 Directors' Stock Option Plan have been passed upon by Allen, Matkins, Leck, Gamble & Mallory, 515 S. Figueroa Street, Seventh Floor, Los Angeles, California 90071.

                Marvin E. Garrett, a partner in the law firm of Allen, Matkins, Leck, Gamble & Mallory, beneficially owns 53,800 shares of the Corporation's Common Stock.

                Brian C. Leck, a partner in the law firm of Allen, Matkins, Leck, Gamble & Mallory, beneficially owns 1,000 shares of the Corporation's Common Stock.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Section 317 of the General Corporation Law of the State of California authorizes indemnification of directors, officers, employees and other agents of California corporations. Pursuant to the Corporation's Articles of Incorporation, Bylaws and indemnification agreements with various officers and directors, under certain circumstances, the Corporation (i) will indemnify directors and officers (the "Indemnitees") to the full extent authorized by the General Corporation Law of the State of California, (ii) will advance expenses to the Indemnitees for defending certain proceedings, and (iii) is authorized to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Corporation currently maintains policies of insurance under which the directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ( the "Securities Act"), may be permitted of directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.

                The Exhibit Index immediately preceding the exhibits is incorporated herein by this reference.

ITEM 9.         UNDERTAKINGS

                      (a) The Corporation hereby undertakes:

                          (1) To file, during any period in which offers or
                sales are being made, a post-effective amendment to this Registration Statement:

                              (i)   To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                              (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                          (2) That, for the purpose of determining any liability
                under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a
                post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) The Corporation hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 5th day of September, 1995.

                                            ALPHA MICROSYSTEMS, a California
                                            corporation

                                            By: /s/DOUGLAS J. TULLIO
                                                --------------------------------
                                                Douglas J. Tullio, President and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

                   Each individual whose signature appears below constitutes and appoints Clark E. Reynolds, Douglas J. Tullio and Michael J. Lowell, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                              TITLE                                      DATE
    ---------                              -----                                      ----
/s/CLARK E. REYNOLDS              Chairman of the Board                         September 5, 1995
- --------------------
Clark E. Reynolds

/s/DOUGLAS J. TULLIO              President, Chief Executive Officer            September 5, 1995
- --------------------              and Director
Douglas J. Tullio

/s/JOHN F. GLADE                  Vice President, Engineering and               September 5, 1995
- --------------------              Manufacturing, and Secretary
John F. Glade

/s/MICHAEL J. LOWELL              Chief Financial Officer                       September 5, 1995
- --------------------
Michael J. Lowell

/s/ROCKELL N. HANKIN              Director                                      September 5, 1995
- --------------------
Rockell N. Hankin

/s/HARRY L. HATHAWAY              Director                                      September 5, 1995
- --------------------
Harry L. Hathaway


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

                                  EXHIBIT INDEX

                                                                                           SEQUENTIALLY
EXHIBIT NUMBER                DESCRIPTION                                                  NUMBERED PAGE
- --------------                -----------                                                  -------------
     4.1            Amended Articles of Incorporation of Registrant dated as of
                    September 28, 1984 (incorporated herein by reference to
                    Exhibit 4.0 to the Quarterly Report on Form 10-Q of
                    Registrant for the Quarter Ended August 26, 1984)

     4.2            Amendment and Restatement to Article IV of the Articles of
                    Incorporation of Registrant dated June 24, 1992
                    (incorporated herein by reference to Exhibit 10.71 to the Quarterly Report on Form 10-Q of Registrant for the Quarter
                    Ended May 31, 1992)

     4.3            Amended and Restated Bylaws, as amended, of Registrant
                    (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Registrant for the Year Ended
                    February 28, 1988)

     4.4            Amendment to Article III, Section 2 of the Amended and
                    Restated Bylaws of Registrant dated August 18, 1989
                    (incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q of Registrant for the Quarter
                    Ended August 27, 1989)

     4.5 Amendment to Article II of the Amended and Restated Bylaws of Registrant dated August 21, 1991 (incorporated herein by reference to Exhibit 3.7 to the Quarterly Report on Form
                    10-Q of Registrant for the Quarter Ended August 25, 1991)

     4.6            Registration Rights Agreement between Registrant and CAIR
                    Systems Corporation dated May 1, 1991 (incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form
                    10-K of Registrant for the Year Ended February 23, 1992)

     5              Opinion of Allen, Matkins, Leck, Gamble & Mallory                            9

    10              Alpha Microsystems 1993 Employee Stock Option Plan                          11

    10.1            Alpha Microsystems 1993 Directors' Stock Option Plan                        23




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

                                                                                           SEQUENTIALLY
EXHIBIT NUMBER                DESCRIPTION                                                  NUMBERED PAGE
- --------------                -----------                                                  -------------

     21 Subsidiaries of Registrant (incorporated herein by reference to Exhibit 21 to the Annual Report on Form 10-K of
                    Registrant for the Year Ended February 26, 1995)

     23             Consent of Allen, Matkins, Leck, Gamble & Mallory (included                    9
                    as part of Exhibit 5 hereto)

    23.1            Consent of Ernst & Young LLP                                                  32

     24             Power of Attorney (included at page 5 of the Registration
                    Statement)                                                                     5


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